Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39770 and No. 333-98567) pertaining to the 401(k) Investment Plan of United Rentals, Inc. of our report dated June 27, 2003, with respect to the financial statements and schedule of the United Rentals, Inc. 401(k) Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/    Ernst & Young LLP

MetroPark, New Jersey

June 27, 2003